UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2007

YARDVILLE NATIONAL BANCORP
(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690
(Address of Principal Executive Offices)

(609) 585-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.

On January 30, 2007, Yardville National Bancorp (the “Company”) issued a press release reporting its financial results for the fourth quarter and fiscal year ended December 31, 2006. After issuing the press release, management identified a material weakness related to the Company’s risk rating process and resultant determination of the allowance for loan losses and the provision for loan losses. As a result, the Company undertook an expanded review of loan files to confirm appropriate risk ratings and, in turn, the allowance for loan losses and the provision for loan losses. On March 30, 2007, the Company filed its Annual Report on Form 10-K, reporting, among other things, revised financial results for the year ended December 31, 2006. Specifically, the Company revised its previously reported financial results to increase its allowance for loan losses and provision for loan losses by $2.5 million, to $24.6 million and $11.4 million, respectively. As a result, the Company’s income tax benefit and other assets, which includes deferred tax assets, increased by $0.9 million to $2.2 million and $45.6 million, respectively. The Company’s revised financial results are included in the Company’s Annual Report on Form 10-K filed March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: March 30, 2007	By:	Stephen F. Carman Stephen F. Carman Vice President and Treasurer